UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

Carolina Bank Holdings, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

101 North Spring Street, Greensboro, North Carolina                          27401

        (Address of principal executive offices)                                             (Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John D. “Jay” Cornet, Chairman of Carolina Bank Holdings, Inc. (the “Registrant”) submitted his resignation from the Board of Directors, effective immediately following the Registrant’s regularly scheduled Board meeting on May 19, 2009.  Mr. Cornet, who has served as Chair of the Board of Directors since the formation of Carolina Bank (the “Bank”), has developed business interests outside of the Bank’s market area. Those interests are demanding more time than initially anticipated, and Mr. Cornet felt the need to relocate into that market to better manage his investments.

Gary Brown, Vice Chair of the Registrant’s Board of Directors and an original charter board member of the Registrant and the Bank will assume the office of Chairman.

There were no disagreements between Mr. Cornet, the Board, the Registrant or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:           /s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated:  May 20, 2009